UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: April 15, 2022
Professional Holding Corp.
(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255 Coral Gables, Florida,		33134
(Address of principal executive offices)		(Zip Code)
(786) 483-1757
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	NASDAQ Stock Market, LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2022, Roland DiGassbaro resigned as a director of the Company, effective immediately. Mr. DiGassbaro’s resignation was not due to any disagreements between him and the Company on any matter relating to the Company’s operations, policies, or practices. Prior to his resignation, Mr. DiGassbaro served as Chairman of the Audit Committee of the Board and as a member of the Nominating and Corporate Governance Committee.

On April 21, 2022, the Board appointed Joseph Willett as a director of the Company, effective immediately, to fill the vacancy created by Mr. DiGassbaro’s resignation. Mr. Willett will serve as a Class II director for a term expiring at the Company’s 2022 annual meeting of stockholders or upon his earlier death, resignation, or removal. Mr. Willett has over 25 years of experience in financial and executive management. He is the former chief operating officer of Merrill Lynch Europe, Middle East & Africa, responsible for the firm's business activities in those regions, including private client, institutional investor, investment banking, securities trading, and asset management. Prior to that, he served as senior vice president and chief financial officer of Merrill Lynch & Co., Inc., responsible for the company's audit, controller, tax, credit, investor relations, and treasury functions. Prior to joining Merrill Lynch, Mr. Willett served six years with Chase Manhattan Bank, where he was vice president in the Chase financial policy division. Since 2002, he has served as a director of the Marsico Investment Fund and chair of its audit committee.

Mr. Willett will receive compensation consistent with his service as a non-employee director. There are no arrangements or understandings between Mr. Willett and any other person pursuant which he was appointed as a director. Additionally, there are no family relationships between Mr. Willett and any director or executive officer of the Company, and Mr. Willett has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has affirmatively determined that Mr. Willett is an independent director under the applicable listing standards of NASDAQ. Mr. Willett was also appointed to be Chairman of the Company’s audit committee.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: April 21, 2022	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary